                                                                     EXHIBIT 1.1

================================================================================



                              VORNADO REALTY TRUST

                    (a Maryland real estate investment trust)

                 8,500,000 Common Shares of Beneficial Interest

                           (par value $0.04 per share)




                             UNDERWRITING AGREEMENT



Dated: November 16, 2001


==============================================================================

                                TABLE OF CONTENTS


Underwriting Agreement...........................................................................................     1

SECTION 1.        Representations and Warranties.................................................................     2

         (a)      Representations and Warranties by the Company..................................................     2

                  (i)      Incorporated Documents................................................................     2
                  (ii)     Compliance with Registration Requirements.............................................     3
                  (iii)    No Material Adverse Change in Business................................................     3
                  (iv)     Good Standing of the Company..........................................................     3
                  (v)      Qualification as a REIT...............................................................     4
                  (vi)     Good Standing of the Operating Partnership............................................     4
                  (vii)    Good Standing of Subsidiaries.........................................................     4
                  (viii)   Capitalization........................................................................     5
                  (ix)     Authorization and Description of Common Shares........................................     5
                  (x)      Absence of Conflicts and Defaults.....................................................     5
                  (xi)     Authorization of this Underwriting Agreement..........................................     6
                  (xii)    Absence of Proceedings................................................................     6
                  (xiii)   No Violations or Defaults.............................................................     6
                  (xiv)    Accuracy of Certain Descriptions......................................................     6
                  (xv)     Investment Company Act................................................................     6
                  (xvi)    Independent Public Accountants........................................................     6
                  (xvii)   Financial Statements..................................................................     7
                  (xviii)  Title to Property.....................................................................     7
                  (xix)    Environmental Laws....................................................................     8
                  (xx)     No Stabilizing Actions................................................................     8

         (b)      Officer's Certificates.........................................................................     9

SECTION 2.        Sale and Delivery to the Underwriter; Closing..................................................     9

         (a)      Initial Securities.............................................................................     9
         (b)      Option Securities..............................................................................     9
         (c)      Payment........................................................................................     9
         (d)      Denominations; Registration....................................................................    10

SECTION 3.        Covenants of the Company.......................................................................    10

         (a)      Delivery of Registration Statements............................................................    10
         (b)      Delivery of Prospectus.........................................................................    10
         (c)      Continued Compliance with Securities Laws......................................................    10
         (d)      Rule 158.......................................................................................    11
         (e)      Use of Proceeds................................................................................    11
         (f)      Listing........................................................................................    11

         (g)      Restriction on Sale of Securities..............................................................    11

SECTION 4.        Payment of Expenses............................................................................    12

         (a)      Expenses.......................................................................................    12
         (b)      Termination of Agreement.......................................................................    12

SECTION 5.        Conditions of the Underwriter's Obligations....................................................    12

         (a)      Effectiveness of Registration Statement........................................................    12
         (b)      Opinions of Counsel for the Company............................................................    13
         (c)      Opinion of Special Maryland Counsel for the Company............................................    13
         (d)      Opinion of Counsel for the Underwriter.........................................................    13
         (e)      Officers' Certificate..........................................................................    13
         (f)      Accountants' Comfort Letter....................................................................    13
         (g)      Bring-down Comfort Letter......................................................................    14
         (h)      Approval of Listing............................................................................    14
         (i)      Conditions to Purchase of Option Securities....................................................    14
                  (i)      Officers' Certificate.................................................................    14
                  (ii)     Opinions of Counsel for the Company...................................................    14
                  (iii)    Opinion of Counsel for the Underwriter................................................    14
                  (iv)     Bring-down Comfort Letter.............................................................    14
         (j)      Additional Documents...........................................................................    15
         (k)      Lock-up Agreements.............................................................................    15
         (l)      Termination of Agreement.......................................................................    15

SECTION 6.        Indemnification................................................................................    15

         (a)      Indemnification of the Underwriter.............................................................    15
         (b)      Indemnification of Company, Operating Partnership, Trustees, Partners and
                  Officers.......................................................................................    16
         (c)      Actions against Parties; Notification..........................................................    16
         (d)      Settlement without Consent if Failure to Reimburse.............................................    17

SECTION 7.        Contribution...................................................................................    17

SECTION 8.        Representations, Warranties and Agreements to Survive Delivery.................................    19

SECTION 9.        Termination of Agreement.......................................................................    19

         (a)      Termination; General...........................................................................    19
         (b)      Liabilities....................................................................................    19

SECTION 10.       INTENTIONALLY OMITTED..........................................................................    19

SECTION 11.       Notices........................................................................................    19

SECTION 12.       Parties.....................................................................................       20

SECTION 13.       GOVERNING LAW AND TIME......................................................................       20

SECTION 14.       Effect of Headings..........................................................................       20

         SCHEDULES
                  Schedule A  -  Terms of Common Shares.......................................................  Sch A-1

         EXHIBITS
                  Exhibit A - Form of Opinion of Company's Counsel............................................      A-1
                  Exhibit B - Form of Opinion of Special Maryland Counsel to the Company......................      B-1
                  Exhibit C - Form of Lock-up Letter..........................................................      C-1

                              VORNADO REALTY TRUST

                    (a Maryland real estate investment trust)

                 8,500,000 Common Shares of Beneficial Interest

                           (Par Value $0.04 Per Share)


                             Underwriting Agreement



                                                               November 16, 2001



Lehman Brothers Inc.
101 Hudson Street
Jersey City, NJ  07302


Ladies and Gentlemen:

         Vornado Realty Trust, a Maryland real estate investment trust (the "Company"), and Vornado Realty L.P., a Delaware limited partnership (the "Operating Partnership"), each confirms its agreement with Lehman Brothers Inc. ("Lehman Brothers" or the "Underwriter") with respect to the issue and sale by the Company and the purchase by the Underwriter of the number of Common Shares of Beneficial Interest, par value $0.04 per share, of the Company ("Common Shares") set forth above, and with respect to the grant by the Company to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of 1,275,000 additional Common Shares to cover over-allotments, if any. The aforesaid 8,500,000 Common Shares (the "Initial Securities") to be purchased by the Underwriter and all or any part of the 1,275,000 Common Shares subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called collectively the "Securities".

         The Company understands that the Underwriter proposes to offer the Securities (the "Offering") as set forth in the prospectus supplement as soon after the execution and delivery hereof as in the judgment of Lehman Brothers is advisable.

         The Company has filed with the Securities and Exchange Commission (the "Commission") one or more registration statements on Form S-3, including a prospectus relating to the Common Shares and other securities of the Company for the registration of such securities under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statements have been declared effective by the Commission. A prospectus supplement reflecting the terms of the Securities, the terms of the offering thereof and the other matters set forth therein has been prepared or will be prepared and will be filed in accordance with the provisions of paragraph (b) of Rule 424 ("Rule 424(b)") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such prospectus supplement, in the form first filed after the date hereof pursuant to Rule 424(b), is hereinafter called the "Prospectus Supplement." Such registration statements, as amended at the date hereof, including all documents incorporated or deemed to be incorporated by reference therein and the exhibits thereto, and schedules thereto, if any, are hereinafter called the "Registration Statement" and the basic prospectus included therein and relating to all offerings of securities under the Registration Statement, as supplemented by the Prospectus Supplement, is hereinafter called the "Prospectus", except that if such basic prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424(b), the term "Prospectus" shall refer to the basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement or the Prospectus or any amendment or supplement to either of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "stated," "described," "discussed" or "set forth" in the Registration Statement or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

         SECTION 1. Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof and agrees with the Underwriter, as follows:

                  (i) Incorporated Documents. The documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use in the Registration Statement or the Prospectus, in each case as amended or supplemented, relating to such Common Shares;

                  (ii) Compliance with Registration Requirements. The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use in the Prospectus as amended or supplemented relating to such Common Shares;

                  (iii) No Material Adverse Change in Business. Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not been any change in the capitalization or long-term debt of the Company or any material adverse change in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

                  (iv) Good Standing of the Company. The Company is a real estate investment trust duly formed and existing under the laws of the State of Maryland in good standing with the State Department of Assessments and Taxation of Maryland, with trust power to own, lease and operate its properties and to conduct its business substantially as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole;

                  (v) Qualification as a REIT. The Company is organized in conformity with the requirements for qualification as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and currently intends to operate in a manner which allows the Company to continue to meet the requirements for taxation as a REIT under the Code;

                  (vi) Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has partnership power and authority to own, lease and operate its properties and to conduct its business substantially as described in the Prospectus and is duly qualified as a foreign organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Operating Partnership; all of the issued and outstanding limited partnership interests in the Operating Partnership have been duly authorized and validly issued and are fully paid and nonassessable; the Company is the sole general partner of, and owned an approximately 86% common limited partnership interest in, the Operating Partnership as of September 30, 2001;

                  (vii) Good Standing of Subsidiaries. Each subsidiary of the Company, other than the Operating Partnership, which is covered in paragraph (vi) above, has been duly formed and is validly existing in good standing under the laws of the jurisdiction of its organization and has power and authority to own, lease and operate its properties and to conduct its business substantially as described in the Prospectus and is duly qualified as a foreign organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company or the Operating Partnership, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole and except as disclosed in the Prospectus;

                  (viii) Capitalization. The Company has an authorized capitalization as set forth in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001 (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to the terms of reservations, agreements or employee benefit plans, including, without limitation, the Vornado Realty Trust Omnibus Share Plan, dividend reinvestment plans and employee or director stock option plans, the redemption of units of the Operating Partnership or the exercise of options outstanding on the date hereof), and all of the issued and outstanding shares of beneficial interest of the Company have been duly and validly authorized and issued and are fully paid and nonassessable;

                  (ix) Authorization and Description of Common Shares. The Common Shares have been duly authorized, and, when the Initial Securities are issued and delivered pursuant to this Agreement and, in the case of any Option Securities, pursuant to over-allotment options with respect to such Common Shares, such Securities will be duly and validly issued and fully paid and nonassessable; the Common Shares conform to the description thereof contained in the Prospectus under the captions "Description of Shares of Beneficial Interest" and "Supplemental Description of Shares of Beneficial Interest".

                  (x) Absence of Conflicts and Defaults. The issue and sale of the Common Shares and each over-allotment option, if any, and the compliance by the Company with all of the provisions of this Agreement and each over-allotment option, if any, and the consummation of the transactions contemplated herein have been duly authorized by all necessary trust action and, except as would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Amended and Restated Declaration of Trust, as amended, or Amended and Restated Bylaws of the Company or any statute or any order, rule or regulation of any court or governmental authority, agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Common Shares or the consummation by the Company of the transactions contemplated by this Agreement or any over-allotment option, except such as have been, or will have been prior to the Closing Time and each Date of Delivery (as defined in Section 2(b) hereof), obtained under the 1933 Act and the 1933 Act Regulations and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Common Shares by the Underwriter;

                  (xi) Authorization of this Underwriting Agreement. This Agreement has been duly authorized by all necessary trust action of the Company and all necessary partnership action of the Operating Partnership and has been executed and delivered by the Company and the Operating Partnership;

                  (xii) Absence of Proceedings. Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations which have not been so filed;

                  (xiii) No Violations or Defaults. Neither the Company nor any of its subsidiaries is in violation of its organizational documents or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, which default would have a material adverse effect on the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole;

                  (xiv) Accuracy of Certain Descriptions. The statements set forth in the Prospectus under the captions "Description of Shares of Beneficial Interest", "Supplemental Description of the Shares of Beneficial Interest", "Federal Income Tax Considerations", "Plan of Distribution" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair summaries;

                  (xv) Investment Company Act. Neither the Company nor the Operating Partnership is subject to registration as an "investment company" under the Investment Company Act;

                  (xvi) Independent Public Accountants. Deloitte & Touche LLP, who have certified certain financial statements and financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations;

                  (xvii) Financial Statements. The financial statements and the financial statement schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated, the results of their operations for the periods specified and the information required to be stated therein; and said financial statements and financial statement schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The selected financial data included or incorporated by reference in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the consolidated financial statements included or incorporated by reference in the Registration Statement. Any pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission and present fairly the information shown therein; the pro forma adjustments, if any, have been properly applied to the historical amounts in the compilation of such statements, and in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein;

                  (xviii) Title to Property. Except as otherwise disclosed in the Prospectus, and except as would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole: (i) each of the Company and its subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by such party, in each case free of all liens, encumbrances and defects; (ii) all of the leases under which the Company or any of its subsidiaries holds or uses real property or assets as a lessee are in full force and effect, and neither the Company nor any of its subsidiaries is in material default in respect of any of the terms or provisions of any of such leases and no claim has been asserted by anyone adverse to any such party's rights as lessee under any of such leases, or affecting or questioning any such party's right to the continued possession or use of the leased property or assets under any such leases; (iii) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets of the Company or any of its subsidiaries that are required to be disclosed in the Prospectus are disclosed therein; (iv) neither the Company, any of its subsidiaries nor, to the knowledge of the Company, any lessee of any portion of any such party's properties is in default under any of the leases pursuant to which the Company or any of its subsidiaries leases its properties and neither the Company nor any of its subsidiaries knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases; (v) no tenant under any lease pursuant to which the Company or any of its subsidiaries leases its properties has an option or right of first refusal to purchase the premises leased thereunder;
         (vi) to the best of its
         knowledge, each of the properties of the Company or any of its subsidiaries complies with all applicable codes and zoning laws and regulations; and (vii) neither the Company nor any of its subsidiaries has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size or use of, improvements or construction on or access to the properties of the Company or any of its subsidiaries;

                  (xix) Environmental Laws. Except as otherwise disclosed in the Prospectus, or as is not reasonably likely to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole:

                           A. each of the Company and its subsidiaries is in
                  compliance with all applicable laws relating to pollution or the discharge of materials into the environment, including common law relating to damage to property or injury to persons ("Environmental Laws"), each of the Company and its subsidiaries currently holds all governmental authorizations required under Environmental Laws in order to conduct their businesses as described in the Prospectus, and neither the Company nor any of its subsidiaries has any basis to believe that any such governmental authorization may be modified, suspended or revoked, or cannot be renewed in the ordinary course of business;

                           B. there are no past or present actions, activities,
                  circumstances, conditions, events or incidents, including, without limitation, the release, threatened release, or disposal of any material (including radiation and noise), that could form the basis of any claim (whether by a governmental authority or other person or entity) under Environmental Laws for cleanup costs, damages, penalties, fines, or otherwise, against any of the Company or its subsidiaries, or against any person or entity whose liability for such claim may have been retained by any of the Company or its subsidiaries, whether by contract or law; and

                           C. the Company and its subsidiaries have fully
                  disclosed to the Underwriter or counsel for the Underwriter all studies, reports, assessments, audits and other information in their possession or control relating to any pollution or release, threatened release or disposal of materials regulated under Environmental Laws on, at, under, from or transported from any of their currently or formerly owned, leased or operated properties, including, without limitation, all information relating to underground storage tanks and asbestos containing materials.

                  (xx) No Stabilizing Actions. Neither the Company nor the Operating Partnership has taken, and neither the Company nor the Operating Partnership will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Shares.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

         SECTION 2. Sale and Delivery to the Underwriter; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the price per share set forth in Schedule A, the number of Initial Securities set forth in Schedule A opposite the name of the Underwriter.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an additional 1,275,000 Common Shares at the price per share set forth in Schedule B. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery for the Option Securities (a "Date of Delivery") shall be determined by Lehman Brothers, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036 or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by Lehman Brothers and the Company (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by Lehman Brothers and the Company, on each Date of Delivery as specified in the notice from Lehman Brothers to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriter of certificates for the Securities to be purchased by them.

         (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriter in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company. The Company covenants with the Underwriter as follows:

         (a) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission.

         During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, the Company will inform the Underwriter of its intention to file any amendment to the Registration Statement or any supplement to the Prospectus; will furnish the Underwriter with copies of any such amendment or supplement a reasonable time in advance of filing; and will not file any such amendment or supplement in a form to which the Underwriter or counsel to the Underwriter shall reasonably object (it being understood that the terms "amendment" and "supplement" do not include documents filed by the Company pursuant to the 1934 Act).

         (b) Delivery of Prospectus. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission.

         (c) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary for the Company to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

         (d) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (e) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

         (f) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

         (g) Restriction on Sale of Securities. During a period of 30 days from the date of the Prospectus Supplement, the Company will not, without the prior written consent of Lehman Brothers, offer, sell, contract to sell or otherwise dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Common Shares issued by the Company on the redemption, conversion or exchange of convertible or exchangeable securities outstanding on the date hereof, (C) any Common Shares issued pursuant to existing employee stock option plans, (D) any Common Shares or securities convertible into or redeemable, exercisable or exchangeable for Common Shares issued in connection with the Charles E. Smith Commercial Realty L.P. acquisition or (E) up to an additional 1,100,000 Common Shares.

         SECTION 4. Payment of Expenses.

         (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation and printing of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification, if any, of the Securities under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of a Blue Sky Survey and any supplement thereto, if any, (vi) the printing and delivery to the Underwriter of copies of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange. It is understood, however, that, except as provided in this Section and Section 6 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers of the Securities the Underwriter may make.

         (b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriter for all out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

         SECTION 5. Conditions of the Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations.

         (b) Opinions of Counsel for the Company. At Closing Time, the Underwriter shall have received the opinion and letter, dated as of Closing Time, of Sullivan & Cromwell, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A hereto.

         (c) Opinion of Special Maryland Counsel for the Company. At Closing Time, the Underwriter shall have received the opinion, dated as of Closing Time, of Ballard Spahr Andrews & Ingersoll, LLP, special Maryland counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit B hereto.

         (d) Opinion of Counsel for the Underwriter. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriter, with respect to the matters set forth in clauses (i), (v) and (vi) in the opinion and
(i) in the letter in Exhibit A hereto. In giving such opinion such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the Chairman or President, and the Executive Vice President - Finance and Administration, Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of such officers' knowledge, are pending or are contemplated by the Commission.

         (f) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         In addition, at the time of the execution of this Agreement, the Underwriter shall have received from Arthur Andersen LLP a letter, in form and substance satisfactory to the Underwriter, containing statements and information as may be requested by the Underwriter and counsel for the Underwriter, with respect to certain financial information relating to Charles E. Smith Commercial Realty L.P. contained in the Company's Current Report on Form 8-K dated October 19, 2001, which financial information is incorporated by reference into the Prospectus.

         (g) Bring-down Comfort Letter. At Closing Time, the Underwriter shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (h) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

         (i) Conditions to Purchase of Option Securities. In the event that the Underwriter exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriter shall have received:

                  (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

                  (ii) Opinions of Counsel for the Company. The opinions of Sullivan & Cromwell, counsel for the Company, together with the opinion of Ballard Spahr Andrews & Ingersoll, LLP, special Maryland counsel for the Company, each in form and substance reasonably satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(b) and 5(c) hereof.

                  (iii) Opinion of Counsel for the Underwriter. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                  (iv) Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Underwriter and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to
         Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.

         (j) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

         (k) Lock-up Agreements. At the date of this Agreement, Lehman Brothers shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule C hereto.

         (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the Underwriter to purchase the relevant Option Securities, may be terminated by the Underwriter by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. Indemnification.


         (a) Indemnification of the Underwriter. The Company and the Operating Partnership each agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by Lehman Brothers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
         (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

         (b) Indemnification of Company, Operating Partnership, Trustees, Partners and Officers. The Underwriter agrees to indemnify and hold harmless the Company, the Operating Partnership, their respective trustees or partners, each of the officers who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment thereto) in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Lehman Brothers, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in accordance with Section 6(a)(iii) hereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, (iii) such indemnifying party, if it has not theretofore paid such reimbursement, is requested again to pay reimbursement at least five, but not more than ten, days prior to such settlement being entered into, and (iv) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the difference between the aggregate amounts paid to the Company by the Underwriter in respect of the Securities and the total proceeds received by the Underwriter in connection with the Offering of the Securities.

         The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each trustee or partner, as the case may be, of the Company or the Operating Partnership, each officer who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Operating Partnership, as the case may be.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or any controlling person of the Underwriter, or by or on behalf of the Company or the Operating Partnership or any officer or trustee or partner or controlling person of the Company or the Operating Partnership, and shall survive delivery of the Securities to the Underwriter.

         SECTION 9. Termination of Agreement.

         (a) Termination; General. The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to commence or continue the offering of the Securities or to enforce contracts for the sale of the Securities to the public, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of such exchanges or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. INTENTIONALLY OMITTED.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Lehman Brothers Inc. at 101 Hudson St., Jersey City, NJ 07302, attention of David Lazarus; and notices to the Company and the Operating Partnership shall be directed to it at 888 Seventh Avenue, New York, NY 10019, attention of the Executive Vice President - Finance and Administration, Chief Financial Officer.

         SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company, the Operating Partnership and their respective successors and the controlling persons and officers, trustees and partners referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company, the Operating Partnership and their respective successors, and said controlling persons and officers, trustees and partners and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company and the Operating Partnership in accordance with its terms.

                                                      Very truly yours,

                                                      VORNADO REALTY TRUST



                                                      By:     /s/ Joseph Macnow
                                                          ----------------------
                                                             Name:
                                                             Title:


                                                      VORNADO REALTY L.P.
                                                      By:  Vornado Realty Trust,
                                                             its General Partner


                                                      By:    /s/ Joseph Macnow
                                                          ----------------------
                                                             Name:
                                                             Title:

CONFIRMED AND ACCEPTED,
         as of the date first above written.

LEHMAN BROTHERS INC.



By:       /s/ LEHMAN BROTHERS INC.
    --------------------------------
         Name:
         Title:

                                   SCHEDULE A

                              VORNADO REALTY TRUST

                      COMMON SHARES OF BENEFICIAL INTEREST


TITLE OF DESIGNATED SHARES:
             Common Shares of Beneficial Interest

NUMBER OF DESIGNATED SHARES:
         NUMBER OF FIRM SHARES:  8,500,000
         MAXIMUM NUMBER OF OPTIONAL SHARES: 1,275,000

INITIAL OFFERING PRICE TO PUBLIC:
         Lehman Brothers propose to offer the Designated Shares from time to time for sale in negotiated transactions, or otherwise, at varying prices to be determined at the time of each sale.

PURCHASE PRICE BY LEHMAN BROTHERS:
         $38.59 per share

FORM OF DESIGNATED SHARES:
         Definitive form, to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:
         Wire transfer of same day funds.

TIME OF DELIVERY:
         9:00 a.m. (New York City time), November 21, 2001

CLOSING LOCATION:
         Skadden, Arps, Slate, Meagher & Flom LLP
         Four Times Square, New York, New York 10036

LISTING:
         New York Stock Exchange: VNO


                                     Sch A-1

                                                                       Exhibit A


                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


                  (i) The Company is a real estate investment trust duly organized and existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland;

                  (ii) The Company has the trust power to own, lease and operate its properties and to conduct its business substantially as described in the Prospectus and to enter into and perform its obligations under this Agreement;

                  (iii) The Operating Partnership is a limited partnership duly organized and existing under the laws of the State of Delaware and has the partnership power and authority to own, lease and operate its properties and conduct its business substantially as described in the Prospectus;

                  (iv) The Securities have been duly authorized and validly issued and are fully paid and nonassessable;

                  (v) This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership;

                  (vi) The Registration Statement has been declared effective under the 1933 Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending under the 1933 Act;

                  (vii) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States and the laws of the State of New York for the issuance, sale and delivery of the Securities by the Company to the Underwriter have been obtained or made; provided, however, that for purposes of this paragraph (viii), such counsel need not express any opinion with respect to state securities laws that may be applicable to the issuance, sale or delivery of the Securities;

                  (viii) The execution and delivery by the Company and the Operating Partnership of this Agreement, the issuance of the Securities and the sale of the Securities by the

         Company to the Underwriter pursuant to this Agreement do not, and the performance by the Company of its obligations under this Agreement will not, (A) violate the Company's Amended and Restated Declaration of Trust, as amended, or the Company's Amended and Restated Bylaws or the certificate of limited partnership of the Operating Partnership, (B) violate any court order or administrative decree known to such counsel or any Federal law of the United States or law of the State of New York applicable to the Company or the Operating Partnership, or (C) result in a default under or breach of any agreement filed as an exhibit to the Company's most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K under Item 601(b)(10) of Regulation S-K, subject in the case of clauses (A), (B) and (C) of this paragraph (viii), to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; provided, however, that for purposes of this paragraph (ix), such counsel need not express any opinion with respect to Federal or state securities laws, other antifraud laws, fraudulent transfer laws or the Employee Retirement Income Security Act of 1974 and related laws;

                  (ix) Such counsel shall confirm (i) the opinion that, commencing with its taxable year ending December 31, 1993, the Company has been organized in conformity with the requirements for qualification as a REIT under the Code, and its proposed method of operation will enable it to satisfy the requirements for qualification and taxation as a REIT and (ii) that the discussion set forth under the caption "Federal Income Tax Considerations" in the Prospectus Supplement dated November 16, 2001 to the extent it describes matters of law or legal conclusions, is correct in all material respects; in providing such opinion, such counsel may rely (i) upon the statements and representations contained in certificates provided by the Company and Two Penn Plaza REIT, Inc., (ii) without independent investigation, upon statements and representations contained in a certificate provided by Alexander's, Inc., (iii) without investigation, upon an opinion of Shearman & Sterling concerning the qualification of Alexander's as a REIT for federal income tax purposes and (iv) upon any other certificates or opinions of counsel as deemed necessary or appropriate in rendering such opinion and subject to an analysis of the Code, Treasury Regulations thereunder, judicial authority and current administrative rulings and such other laws and facts as deemed relevant and necessary; and

                  (x) Neither the Company nor the Operating Partnership is an "investment company", as such term is defined in the Investment Company Act of 1940.

                  In giving this opinion, Sullivan & Cromwell may state that such opinion is limited to the Federal laws of the United States of America, the laws of the State of New York, the Laws of the State of Maryland and the Revised Uniform Limited Partnership Act of the State of Delaware, and such counsel express no opinion as to the effect of the laws of any other jurisdiction; and such counsel may rely (1) as to certain matters, upon information obtained from public officials, officers of the Company and its subsidiaries and other sources believed by them to be responsible and (2) as to all matters of Maryland law, on the opinion of Ballard Spahr Andrews & Ingersoll, LLP, and such counsel's opinion may be subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Ballard Spahr Andrews & Ingersoll, LLP. Such counsel may assume that the certificates for the Securities conform to the specimen thereof examined by them and have been duly countersigned and registered by a registrar and transfer agent of the Securities, that this Agreement has been duly authorized, executed and delivered by the Underwriter and that the signatures on all documents examined by them are genuine, assumptions which such counsel need not independently verify.

                  (i) On the basis of the information which was reviewed in the course of the performance of the services referred to in their opinion considered in the light of their understanding of the applicable law (including the requirements of Form S-3 and the character of the prospectus contemplated thereby) and the experience they have gained through their practice under the 1933 Act, such counsel are of the opinion that each part of the Registration Statement, when such part became effective, and the Prospectus, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the 1933 Act and the applicable 1933 Act Regulations; and nothing that came to their attention in the course of their review has caused them to believe that, insofar as relevant to the offering of the Securities, any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; also, nothing that has come to such counsel's attention in the course of certain procedures (as described in such opinion) has caused such counsel to believe that the Prospectus, as of the date and time of delivery of such letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such opinion may state that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those made under the captions "Description of Shares of Beneficial Interest" and "Supplemental Description of Shares of Beneficial Interest" in the Prospectus Supplement insofar as they relate to the provisions of documents therein described, and that such does not express any opinion or belief as to the financial statements or schedules or other financial data derived from accounting records contained in the Registration Statement or the Prospectus; and

                  (ii) Such counsel does not know of any litigation or governmental proceeding instituted or threatened against the Company or any of its consolidated subsidiaries that would be required to be disclosed in the Prospectus and is not so disclosed; and such counsel does not know of any documents that are required to be filed as exhibits to the Registration

         Statement and are not so filed or of any documents that are required to be summarized in the Prospectus that are not so summarized.

                                                                       Exhibit B


                               FORM OF OPINION OF
                     SPECIAL MARYLAND COUNSEL TO THE COMPANY
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(c)

                  (i) The Company is a real estate investment trust duly organized and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland;

                  (ii) The Company has the trust power to own, lease and operate its properties and to conduct its business substantially as described in the Prospectus and to enter into and perform its obligations under this Agreement;

                  (iii) The Company has an authorized capitalization as set forth in the Prospectus under the caption" Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to the terms of reservations, agreements or employee benefit plans, including, without limitation, the Vornado Realty Trust Omnibus Share Plan, dividend reinvestment plans and employee or director stock option plans, or the exercise of options outstanding on the date hereof, and in each case referred to in the Prospects), and all of the issued and outstanding shares of beneficial interest of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; the issued and outstanding shares of beneficial interest of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and none of the outstanding shares of beneficial interest of the Company was issued in violation of any preemptive rights of any shareholder of the Company arising under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland ("Title 8") or the Declaration of Trust or Bylaws of the Company;

                  (iv) The issuance and sale of the Securities to the Underwriter pursuant to this Agreement have been duly authorized, and, when issued and delivered by the Company against payment therefor pursuant to this Agreement and the resolutions of the Board of Trustees and the duly authorized committee thereof authorizing their issuance, the Securities will be validly issued, fully paid and nonassessable;

                  (v) The information in the Prospectus under the heading "Description of Shares of Beneficial Interest" in the Prospectus and "Supplemental Description of Shares of Beneficial Interest" in the Prospectus Supplement, to the extent that it constitutes matters of Maryland law, summaries of legal matters, documents or proceedings or legal conclusions, has been reviewed by such counsel and is correct in all material respects;

                  (vi) The Securities conform in all material respects as to matters of Maryland law to the description thereof contained under the caption "Description of Shares of Beneficial Interest" in the Prospectus and "Supplemental Description of Shares of Beneficial Interest" in the Prospectus Supplement and the form of certificate evidencing the Securities is in due and proper form in accordance with Title 8;

                  (vii) The issuance of the Securities is not subject to any preemptive or similar rights arising under Title 8, the Declaration of Trust or the Bylaws of the Company;

                  (viii) No authorization, approval, consent or order of any court or governmental authority or agency of the State of Maryland is required in connection with the offering, issuance or sale of the Securities to the Underwriter, except such as may be required under the 1933 Act or the 1933 Act Regulations or securities laws or regulations of any state or other jurisdiction;

                  (ix) This Agreement has been duly authorized by all necessary trust action of the Company, executed and, so far as is known to us, delivered by the Company;

                  (x) The execution and filing of Articles Supplementary relating to the Securities (the "Articles Supplementary") have been duly authorized by the Company and the Articles Supplementary have been executed in accordance with Title 8 and have been filed with the SAT; and

                  (xi) The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein and the compliance by the Company with its obligations hereunder will not result in any violation of (A) the provisions of the Amended and Restated Declaration of Trust or Bylaws of the Company or (B) any applicable Maryland law or administrative regulation or, to the best knowledge of such counsel, administrative or court decree of the State of Maryland, except with respect to clause (B), such violations as would not have a material adverse effect on the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, and subject, in the case of clauses (A) and (B), to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  In giving these opinions, Ballard Spahr Andrews & Ingersoll, LLP may state that such opinions are limited to the laws of the States of Maryland and may rely (1) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Company and (2) as to the qualification and good standing of the Company or any of its subsidiaries in any other jurisdiction, upon opinions of counsel in such other jurisdictions and certificates of appropriate government officials.

                                    EXHIBIT C

Lehman Brothers Inc.
101 Hudson Street
Jersey City, NJ  07302

Re: Proposed Public Offering by Vornado Realty Trust

Dear Sirs:

                  The undersigned, a shareholder [and an officer and/or Trustee] of Vornado Realty Trust, a Maryland real estate investment trust (the "Company"), understands that Lehman Brothers Inc. ("Lehman Brothers") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's Common Shares of Beneficial Interest, par value $0.04 per share (the "Common Shares"). In recognition of the benefit that such an offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Lehman Brothers that, during a period of 30 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Lehman Brothers, directly or indirectly, offer, sell, contract to sell or other wise dispose of any Common Shares or any securities convertible into or redeemable, exchange able or exercisable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, except such offers and sales made pursuant to Rule 144 of the rules and regulations of the Commission under the Securities Act of 1933, as amended, and except that the under signed may transfer Common Shares or any such securities to any family member or to any trust for the benefit of the undersigned or any of the undersigned's family members, provided that such transferee agrees in writing to be bound by the terms of this letter.


                                                Very truly yours,

                                   SCHEDULE C


                  Steven Roth

                  Michael D. Fascitelli

                  Interstate Properties


                                       C-1